Exhibit 5.1

MUNGER, TOLLES & OLSON LLP

350 South Grand Avenue, 50th Floor

Los Angeles, CA 90071

August 10, 2017

Adverum Biotechnologies, Inc.

1035 O’Brien Drive

Menlo Park, CA 94025

Re:         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Adverum Biotechnologies, Inc., a Delaware corporation (the “Company”) in connection with its filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) on August 10, 2017 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for the offer and sale of up to $150,000,000 of any combination of the following securities of the Company (the “Securities”): (i) shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, (ii) shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”), (iii) senior debt securities of the Company (“Senior Debt Securities”), (iv) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (v) warrants to purchase Common Stock, Preferred Stock and/or Debt Securities (“Warrants”), and (vi) units consisting of any combination of the foregoing (“Units”). The Securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, the base prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

We have also acted as counsel to the Company in connection with an offering of shares of Common Stock as set forth in the Registration Statement and the sales agreement prospectus contained therein (the “Sales Agreement Prospectus”) having an aggregate offering price of up to $50,000,000 of shares of Common Stock (the “Sales Agreement Shares”) that may be issued and sold under a Sales Agreement, dated August 10, 2017, between the Company and Cowen and Company, LLC (the “Sales Agreement”).

The Senior Debt Securities may be issued pursuant to a senior indenture (together with any supplemental indentures relating to the Senior Debt Securities, the “Senior Indenture”) to be entered into between the Company and a trustee to be named in the Senior Indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Subordinated Debt Securities may be issued pursuant to a subordinated indenture (together with any supplemental indentures relating to the Subordinated Debt Securities, the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”) to be entered into between the Company and a trustee to be named in the Subordinated Indenture and duly qualified under the Trust Indenture Act. The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Designation (a “Certificate of Designation”) with respect thereto. Any Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent. Any Units will be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and made such examination of law as we have deemed necessary or advisable for the purposes of this opinion. As to certain factual matters, we have relied, without independent verification, on the Company’s filings, including any exhibits thereto, with the Securities and Exchange Commission (the “Commission”). In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the Delaware General Corporation Law, and with respect to the opinions set forth in paragraphs 3 through 5 below, solely with respect to Debt Securities and Warrants to purchase, or Units consisting of, in whole or in part, Debt Securities, the laws of the State of New York, in each case as in effect as of this date. Without limiting the generality of the foregoing, we express no opinion with respect to (i) federal laws, or (ii) state securities or “blue sky” laws.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.	With respect to shares of Common Stock (other than the Sales Agreement Shares), when (i) specifically authorized for issuance by proper action of the Board of Directors of the Company or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation (as amended from time to time, the “Charter”) and the Company’s Amended and Restated By-laws (as amended from time to time, the “By-laws”), (iv) the shares of Common Stock have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Common Stock, the shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	With respect to shares of any series of the Preferred Stock, when (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including resolutions establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a Certificate of Designation with respect to the series with the Secretary of State of the State of Delaware, and such Certificate of Designation has been duly filed, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the issuance and sale of the series of Preferred Stock have been duly established in conformity with the Charter and By-laws, (iv) the shares of the series of Preferred Stock have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.	With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the applicable Indenture has been duly authorized, executed and delivered, (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the Authorizing Resolutions, (v) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and delivered and sold in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Debt Securities will constitute valid and binding obligations of the Company.

4.	With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the Authorizing Resolutions, (v) the Warrants have been duly executed and delivered in accordance with the applicable Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, such Warrants will constitute valid and binding obligations of the Company.

5.	With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the applicable Unit Agreement relating to the Units has been duly authorized, executed and delivered, (iv) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and the Authorizing Resolutions, (v) the Units have been duly executed and delivered in accordance with the applicable Unit Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.	With respect to the Sales Agreement Shares, when (i) the Registration Statement has become effective under the Securities Act and (ii) when the Sales Agreement Shares have been issued and paid for in accordance with the terms and conditions of the Sales Agreement and as contemplated by the Registration Statement, the Prospectus and the Sales Agreement Prospectus, the Sales Agreement Shares will be validly issued, fully paid and nonassessable.

In connection with the opinions expressed above, without limiting any other exceptions or qualifications set forth herein, we have assumed that at or prior to the time of delivery of such Securities offered pursuant to the Registration Statement, (i) the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Warrant or Unit), as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, under the Charter; (ii) such Securities shall have been specifically authorized for issuance by the Authorizing Resolutions and the Authorizing Resolutions shall not have been modified or rescinded; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iv) other than for the Sales Agreement Shares, one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (v) in the case of Debt Securities, (a) the applicable Indenture will be duly authorized, executed and delivered by the trustee named therein, (b) the applicable Indenture will be duly qualified under the Trust Indenture Act, and the applicable trustee will be duly eligible to serve as trustee, and (c) the Debt Securities will be duly authenticated by the trustee named in the applicable Indenture; (vi) the applicable Certificate of Designations, if any, establishing the terms of any Preferred Stock shall have been duly approved and executed by the Company in accordance with applicable law and duly filed with the Secretary of State of the State of Delaware in accordance with Delaware law; (vii) any Warrant Agreement, if any, shall have been duly authorized, executed and delivered by the Company and the applicable warrant agent in accordance with applicable law; (viii) any Unit Agreement, if any, shall have been duly authorized, executed and delivered by the Company and the applicable unit agent in accordance with applicable law; (ix) other than for the Sales Agreement Shares, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by the Company and the other parties thereto in accordance with applicable law; (x) the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware; and (xi) there will not have occurred any change to the Charter and By-laws or in law affecting the validity or enforceability of such Securities.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement, the related Prospectus and the Sales Agreement Prospectus. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Munger, Tolles & Olson LLP